FOR: PROLIANCE INTERNATIONAL, INC.
Contact: Arlen F. Henock Chief Financial Officer (203) 859-3626
FOR IMMEDIATE RELEASE
FD Investor Contact: Eric Boyriven, Alexandra Tramont Media Contact: Jack Gutt (212) 850-5600

PROLIANCE AMENDS CREDIT AGREEMENT PROVIDING FUNDS TO ADDRESS
SOUTHAVEN INVENTORY LOSS

NEW HAVEN, CT, March 17, 2008 – Proliance International, Inc. (AMEX: PLI) has reached an agreement to amend its credit facility with its lender to provide access to funds to rebuild and purchase automotive heat exchange inventory damaged at Proliance’s Southaven, Mississippi facility, which was struck by tornadoes earlier in the year.

Charles E. Johnson, President and CEO of Proliance stated, “This amendment provides the necessary funding to effectively manage the Company’s financial needs as we continue to rebuild our business operations following the damages we sustained in Southaven. We have been able to resume shipments faster than anticipated, and we are especially appreciative of the ongoing support we have received from all of our Proliance associates and our customers and suppliers around the world.”

As part of the amendment, the Company will receive a waiver with respect to its 2007 financial covenants. The Company will work with its lender to reset 2008 covenants to reflect the 2007 changes and the events triggered by the Southaven property damage. In addition, pursuant to the amendment, the Company will be able to use insurance proceeds more favorably than it could under the original loan agreement; and with respect to any subsequent capital raise, the Company will be able to use fifty percent of the proceeds to reduce its revolving debt and the remainder would reduce its term loan.

In exchange for the new amendment, the Company will incur additional fees that will be amortized over the remaining life of the credit facility. The interest rate will increase under the agreement, and the Company will issue market-based warrants to its lender to purchase shares of the Company’s common stock.

Proliance is filing a report on Form 8-K with the Securities and Exchange Commission that will describe the amendment in greater detail. The Company is in the process of completing the specific terms of the warrants and finalizing the financial covenants as contemplated by the amendment.

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PROLIANCE AMENDS CREDIT AGREEMENT PROVIDING FUNDS TO ADDRESS SOUTHAVEN INVENTORY LOSS	PAGE 2

ABOUT PROLIANCE INTERNATIONAL, INC.

Proliance International, Inc. is a leading global manufacturer and distributor of aftermarket heat exchange and temperature control products for automotive and heavy-duty applications serving North America, Central America and Europe.

Proliance International, Inc.’s Strategic Corporate Values Are:

•	Being An Exemplary Corporate Citizen
•	Employing Exceptional People
•	Dedication To World-Class Quality Standards
•	Market Leadership Through Superior Customer Service
•	Commitment to Exceptional Financial Performance

FORWARD-LOOKING STATEMENTS

Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future financial performance of the Company are subject to business conditions and growth in the general economy and automotive and truck business, the impact of competitive products and pricing, changes in customer product mix, failure to obtain new customers or retain old customers or changes in the financial stability of customers, changes in the cost of raw materials, components or finished products, the discretionary actions of its lenders and changes in interest rates. Such statements are based upon the current beliefs and expectations of Proliance management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release, the terms “anticipate,” “believe,” “estimate,” “expect,” “may,” “objective,” “plan,” “possible,” “potential,” “project,” “will” and similar expressions identify forward-looking statements. Factors that could cause Proliance’s results to differ materially from those described in the forward-looking statements can be found in the 2006 Annual Report on Form 10-K of Proliance, in the Quarterly Reports on Forms 10-Q of Proliance, and Proliance’s other filings with the SEC. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

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